EXHIBIT 10.71
FIRST SUPPLEMENTAL GUARANTEE
     THIS FIRST SUPPLEMENTAL GUARANTEE (this “Supplemental Guarantee”) is dated as of February 5, 2009, among Ocean I Corporation, a Delaware corporation (“Ocean I”), CastlePoint Holdings, Ltd., a Bermuda exempted company (the “Company”), and Wilmington Trust Company, a Delaware banking corporation (the “Guarantee Trustee”).
RECITALS
     WHEREAS, the Company and the Trustee entered into a Parent Guarantee Agreement, dated as of December 1, 2006 (the “Parent Guarantee”), pursuant to which the Company irrevocably and unconditionally agreed to guarantee the payment obligations of CastlePoint Management Corp. with respect to the Debentures and the Capital Securities; and
     WHEREAS, on the date of this Supplemental Guarantee, the Company will merge with and into Ocean I, with Ocean I being the surviving corporation (the “Merger”), whereupon the separate corporate existence of the Company will cease; and
     WHEREAS, Section 8.2 of the Parent Guarantee requires that Ocean I expressly assume, by a guarantee executed and delivered to the Trustee by Ocean I, the due and punctual payment of any and all obligations of the Company under the Parent Guarantee and the performance and observance of all the covenants and conditions of the Parent Guarantee to be kept or performed by the Company; and
     WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Parent Guarantee.
     NOW, THEREFORE, in compliance with Section 8.2 of the Parent Guarantee, and in consideration of the covenants contained herein and intending to be legally bound hereby, Ocean I and the Trustee, for the benefit of the Holders, agree as follows:
     1. Assumption of Obligations. Ocean I hereby expressly assumes the due and punctual payment of any and all obligations of the Company under the Parent Guarantee and the performance and observance of all the covenants and conditions of the Parent Guarantee to be kept or performed by the Company.
     2. Effect of Supplemental Guarantee. Upon the execution of this Supplemental Guarantee, (i) the Parent Guarantee has been and hereby is modified in accordance herewith; (ii) this Supplemental Guarantee forms a part of the Parent Guarantee for all purposes; and (iii) except as modified and amended by this Supplemental Guarantee, the Parent Guarantee shall continue in full force and effect.
     3. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by Ocean I.

     4. Governing Law. This Supplemental Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.
     5. Successors and Assigns. This Supplemental Guarantee shall be binding upon the successors, assigns, receivers, trustees and representatives of Ocean I and shall inure to the benefit of the Holders of the Debentures and the Capital Securities then outstanding.
     6. Headings. The headings used in this Supplemental Guarantee are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplemental Guarantee.
     7. Counterparts. This Supplemental Guarantee may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Guarantee to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

OCEAN I CORPORATION
By:	/s/ Francis M. Colalucci
	Name:	Francis M. Colalucci
	Title:	Treasurer

CASTLEPOINT HOLDINGS, LTD.
By:	/s/ Joel S. Weiner
	Name:	Joel S. Weiner
	Title:	Senior Vice President and Chief Financial Officer

WILMINGTON TRUST COMPANY, as Guarantee Trustee
By:	/s/ Christopher J. Slaybaugh
	Name:	Christopher J. Slaybaugh
	Title:	Assistant Vice President